AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                            US AIRWAYS GROUP, INC.


                 Pursuant to Sections 242, 245 and 303 of the
                       Delaware General Corporation Law


         US Airways Group, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

         1. The name of the Corporation is US Airways Group, Inc. The Corporation was originally incorporated under the name U S Air Group, Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on February 16, 1982.

         2. On August 11, 2002, the Corporation filed a petition in the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division (the "Bankruptcy Court") seeking relief under Chapter 11 of the United States Bankruptcy Code.

         3. This Amended and Restated Certificate of Incorporation was duly adopted pursuant to a plan of reorganization confirmed by an order of the Bankruptcy Court on March 18, 2003 in accordance with Section 303 of the DGCL.

         4. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

         5. The text of the Restated Certificate of Incorporation is amended and restated in its entirety as follows:

         FIRST: The name of the corporation is US Airways Group, Inc. (the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the "DGCL") either alone or with others through wholly or partially owned subsidiaries, as a partner (limited or general) in any partnership, as a joint venturer in any joint venture, or otherwise.

         FOURTH: (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 255,000,000 shares of capital stock, consisting of (i) 205,000,000 shares of common stock, consisting of (A) 200,000,000 shares of class A common stock, par value $1.00 per share (the "Class A Common Stock"), and (B) 5,000,000 shares of class B common stock, par value $1.00 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and (ii) 50,000,000 shares of preferred stock (the "Preferred Stock"), including (A) 25,000,000 shares of class A preferred stock, nominal value $.0001 per share (the "Class A Preferred Stock"), (B) 250,000 shares of class B preferred stock, nominal value $1,000 per share (the "Class B Preferred Stock"), (C) ten (10) shares of class C preferred stock, nominal value $1.00 per share, to be issued in four (4) series (the "Class C Preferred Stock"), and (D) 24,749,990 shares of preferred stock, par value $.01 per share.

         (b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:

            (i) Ranking. Except as otherwise expressly provided in this Amended and Restated Certificate of Incorporation, the powers, preferences and rights of the holders of Class A Common Stock and holders of Class B Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical.

            (ii) Voting. Except as otherwise expressly required by law or provided in this Amended and Restated Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Class A Common Stock and the holders of any outstanding shares of Class B Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Corporation (as the same may be amended from time to time, the "Amended and Restated By-Laws"), or upon which a vote of stockholders is otherwise duly called for by the Corporation. Except as otherwise expressly required by law or provided in this Amended and Restated Certificate of Incorporation, at each annual or special meeting of stockholders, each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to cast one (1) vote in person or by proxy for each share of the Class A Common Stock standing in such holder's name on the stock transfer records of the Corporation, and each holder of record of shares of Class B Common Stock on the relevant record date shall be entitled to cast twenty (20) votes in person or by proxy for each share of Class B Common Stock standing in such holder's name on the stock transfer records of the Corporation.

            (iii) No Cumulative Voting. Neither the holders of shares of Class A Common Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.

            (iv) Amendments and Votes Affecting Stock. (a) The Corporation shall not, without the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock, voting together as a single class, (i) other than in connection with the issuance of securities pursuant to, in connection with the consummation of, or as contemplated by the Corporation's plan of reorganization confirmed on March 18, 2003 by an order of the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division, issue additional shares of Class A Common Stock in an amount exceeding 5% per annum of the then-outstanding Class A Common Stock, which consent may be given for issuances in subsequent years; or (ii) take any other action upon which class voting is required by law; (b) so long as any shares of Class A Common Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Class A Common Stock, amend the Amended and Restated Certificate of Incorporation of the Corporation so as to materially and adversely affect the rights, preferences, qualifications, limitations or restrictions of the Class A Common Stock; (c) so long as any shares of Class B Common Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Class B Common Stock, (i) amend the Amended and Restated Certificate of Incorporation of the Corporation so as to materially and adversely affect the rights, preferences, qualifications, limitations or restrictions of the Class B Common Stock, or (ii) issue additional shares of Class B Common Stock.

            (v) Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. If, at any time, a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of Common Stock or other voting securities of the Corporation, or rights, options or warrants to purchase shares of Common Stock or other voting securities of the Corporation or securities convertible into or exchangeable for shares of Common Stock or other voting securities of the Corporation (an "Equity Dividend")) is declared or paid on the shares of Class A Common Stock or shares of Class B Common Stock, a like dividend or other distribution in cash or other property shall also be declared or paid, as the case may be, on shares of Class B Common Stock or shares of Class A Common Stock, as the case may be, in an equal amount per share. If, at any time, an Equity Dividend is paid or declared on shares of Class A Common Stock or Class B Common Stock, a like dividend or other distribution shall also be paid or declared, as the case may be, on shares of Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share; provided, that, for this purpose, if shares of Class A Common Stock or other voting securities of the Corporation, or rights, options or warrants to purchase shares of Class A Common Stock or other voting securities of the Corporation or securities convertible into or exchangeable for shares of Class A Common Stock or other voting securities of the Corporation, are paid on shares of Class A Common Stock, and if shares of Class B Common Stock or voting securities identical to the other voting securities paid on the shares of Class A Common Stock (except that the voting securities paid on the Class B Common Stock shall have twenty (20) times the number of votes per share as the other voting securities to be received by the holders of the Class A Common Stock) or rights, options or warrants to purchase shares of Class B Common Stock or such other voting securities or securities convertible into or exchangeable for shares of Class B Common Stock or such other voting securities, are paid on shares of Class B Common Stock, in an equal amount per share of Class A Common Stock and Class B Common Stock, such dividend or other distribution shall be deemed to be a like dividend or other distribution. In the case of any split, subdivision, combination or reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

            (vi) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

            (vii) Merger, etc. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration on a per share basis; provided, that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of shares of Class B Common Stock shall receive, at the option of the holders, on a per share basis, voting securities with up to twenty (20) times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with up to twenty (20) times the number of votes per share as those voting securities issuable upon exercise of the options or warrants to be received by the holders of the shares of Class A Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Common Stock may be converted or exchanged).

            (viii) Conversion.

            (1) Holders of Class B Common Stock shall have the right, at their discretion and at any time and from time to time, to convert any or all shares of Class B Common Stock held by them to the same number of shares of Class A Common Stock by delivering to the Secretary of the Corporation a notice of their election to so convert their shares of Class B Common Stock and surrendering therewith the certificate or certificates representing such shares. The Corporation shall promptly issue and deliver the certificate or certificates evidencing the shares of Class A Common Stock issuable upon conversion in accordance with the holder's instructions. Such conversion, to the extent permitted by law, shall be deemed to occur as of the close of business on the date on which the holder's notice of election is received and the holder's shares of Class B Common Stock are surrendered. Class A Common Stock issued under this subsection shall be deemed duly authorized, validly issued, fully paid, and nonassessable. The Corporation shall pay all documentary stamp or other transactional taxes attributable to the issuance or delivery of shares of Class A Common Stock upon conversion of any shares of Class B Common Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for shares of Class A Common Stock in a name other than that of the registered holder of shares of Class B Common Stock converted.

            (2) In the case of any reorganization, reclassification or change of shares of the Class A Common Stock (other than a change in par value or from par to no par value or as a result of a subdivision or combination), or in the case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation, or in the case of any sale, lease or other disposition of all or substantially all of the assets of the Corporation, each holder of a share of Class B Common Stock at the time outstanding shall be entitled to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change of shares, consolidation, merger, sale, lease or other disposition, by a holder of the number of shares of Class A Common Stock into which such shares of Class B Common Stock might have been converted immediately prior to such reorganization, reclassification, change of shares, consolidation, merger, sale, lease or other disposition. In the event of such a reorganization, reclassification, change of shares, consolidation, merger, sale, lease or other disposition, effective provision shall be made in the charter of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Class B Common Stock, as nearly equivalent as practicable, into any such other shares of stock and other securities and property deliverable upon conversion of shares of Class A Common Stock into which such Class B Common Stock might have been converted immediately prior to such event.

            (3) The Corporation shall not be required to convert, and no surrender of shares of Class B Common Stock shall be effective for the purpose, while the transfer books of the Corporation for the Class A Common Stock are closed for any purpose (but not for any period in excess of ten (10) calendar days); provided, that the surrender of shares of Class B Common Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Class B Common Stock were surrendered.

            (ix) No Preemptive or Subscription Rights. No holder of shares of Class A Common Stock or Class B Common Stock shall be entitled to preemptive or subscription rights.

         (c) Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions.

         (d) Designation, Preferences and Rights of Class A Preferred Stock:

         1. Definitions. For purposes of this Article FOURTH, Section (d), the following definitions shall apply:

         "Antidilution Adjustment" has the meaning set forth in subsection 5(a) of this Article FOURTH, Section (d).

         "Class A Preferred Stock" shall mean shares of class A preferred stock, $0.0001 nominal value per share, of the Corporation.

         "Class B Preferred Stock" shall mean shares of class B preferred stock, $1,000 nominal value per share, of the Corporation.

         "Class C Preferred Stock" shall mean shares of class C preferred stock, $1.00 nominal value per share, of the Corporation.

         "Common Stock" shall mean the class A common stock, par value $1.00 per share (the "Class A Common Stock"), and class B common stock, par value $1.00 per share, of the Corporation.

         "Corporation" shall mean US Airways Group, Inc., a Delaware corporation.

         "Liquidation Preference" shall mean $0.0001 per share.

         "Original Issue Date" shall be deemed to be the effective date of the Plan of Reorganization.

         "Plan of Reorganization" shall mean the plan or plans of reorganization filed by the Corporation and certain of its subsidiaries in connection with the voluntary petitions for protection under Chapter 11 of the United States Bankruptcy Code and confirmed by the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division on March 18, 2003.

         "Required Holders" shall mean the holders of at least a majority of the outstanding shares of Class A Preferred Stock.

         "Warrants" shall mean the class A-1 warrants issued pursuant to the Plan of Reorganization, exercisable for shares of Class A Common Stock, as the same may be amended from time to time.

         2. Designation; Nominal Value; Number of Shares. The designation of the preferred stock authorized by this subsection shall be "Class A Preferred Stock," the nominal value shall be $.0001 per share and the number of shares of Class A Preferred Stock authorized for issuance hereby shall be 25,000,000 shares, which shall not be subject to increase.

         3. Dividends. The holders of the Class A Preferred Stock shall not be entitled to receive dividends on shares of Class A Preferred Stock.

         4. Liquidation Rights of Class A Preferred Stock.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class A Preferred Stock then outstanding shall be entitled to be paid an amount per share of Class A Preferred Stock equal to the Liquidation Preference. Such payment shall be made out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of Common Stock or any share of any other class or series of the Corporation's preferred stock ranking junior to the Class A Preferred Stock with respect to the distribution of assets on liquidation, dissolution or winding up of the Corporation, but after any preferences paid to any of the Corporation's preferred stock ranking senior to the Class A Preferred Stock with respect to the distribution of assets on liquidation, dissolution or winding up of the Corporation.

         (b) If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Class A Preferred Stock and any preferred stock ranking pari passu with the Class A Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed (after any payment of any amount made to holders of any preferred stock ranking senior to the Class A Preferred Stock) shall be distributed proportionately among the holders of Class A Preferred Stock and any preferred stock ranking pari passu with the Class A Preferred Stock on the basis of their respective aggregate Liquidation Preferences.

         (c) Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Class A Preferred Stock in such circumstances shall be payable shall be sent and delivered no less than thirty (30) days prior to any payment date stated therein, to holders as they appear on the stock record books of the Corporation as of the date such notices are first mailed.

         (d) The Class A Preferred Stock shall rank pari passu with the Class B Preferred Stock and Class C Preferred Stock with respect to the distribution of assets on liquidation, dissolution or winding up of the Corporation.

         5. Voting Rights. In addition to any voting rights required by law, the holders of Class A Preferred Stock shall have the following voting rights:

         (a) Unless otherwise required by law or as otherwise set forth herein, so long as any of the Class A Preferred Stock is outstanding, each share of Class A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together as a single class with other shares entitled to vote at all meetings of the common stockholders of the Corporation. With respect to any such vote, initially each share of Class A Preferred Stock shall entitle the holder thereof to cast one (1) vote. In the event any adjustment is made with respect to shares of Class A Common Stock underlying the Warrants pursuant to Section 5 of the Warrants (an "Antidilution Adjustment"), the number of votes per share of Class A Preferred Stock shall be adjusted accordingly, so that the aggregate number of votes entitled to be cast by the Class A Preferred Stock, as a class, is equal to the votes associated with the aggregate number of shares of Class A Common Stock into which the Warrants can be exercised following such Antidilution Adjustment. No holder of Class A Preferred Stock shall be entitled to more votes than the number of shares of Class A Common Stock for which such holder's Warrant(s) may be exercised. Upon an Antidilution Adjustment, the holders of the Class A Preferred Stock shall receive notice in accordance with Section 7 hereof. A complete and correct copy of the form of Warrants is on file with the Corporation at its principal place of business and shall be furnished free of charge to stockholders of the Corporation upon written request to the Secretary of the Corporation.

         (b) The affirmative vote of the Required Holders, voting together as a single class, in person or by proxy, at an annual meeting of stockholders or special meeting of stockholders called for the purpose shall be necessary to authorize, adopt or approve an amendment to the Amended and Restated Certificate of Incorporation of the Corporation which would materially and adversely alter or change the terms, powers, preferences or special rights of the shares of Class A Preferred Stock.

         6. Redemption of Class A Preferred Stock. Upon exercise of the Warrants, in whole or in part, the Corporation shall redeem the corresponding shares of Class A Preferred Stock by paying, in cash out of funds legally available therefor, an amount per share equal to the Liquidation Preference (such aggregate payment to be rounded to the nearest whole cent). Each holder thereof shall promptly surrender and deliver to the Corporation the certificate or certificates representing such shares of Class A Preferred Stock together with the Warrants to be exercised and such Class A Preferred Stock shall be cancelled by the Corporation. On the seventh anniversary of the Original Issue Date, the remaining shares of Class A Preferred Stock shall cease to have any voting rights, and the Corporation shall redeem such shares by paying, in cash out of funds legally available therefor, an amount per share equal to the Liquidation Preference (such aggregate payment to be rounded to the nearest whole cent). Each holder thereof shall promptly surrender and deliver to the Corporation the certificate or certificates representing such shares of Class A Preferred Stock and such Class A Preferred Stock shall be cancelled by the Corporation.

         7. Notice. Upon an Antidilution Adjustment, the Corporation shall promptly deliver to each holder of Class A Preferred Stock a certificate signed by the President or a Vice President and by the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth the Antidilution Adjustment, the date of the Antidilution Adjustment, the aggregate number of shares of Class A Common Stock underlying the holder's Warrants and the corresponding voting power of each share of Class A Preferred Stock calculated in accordance with Section 5(a) hereof.

         8. Reacquired Shares. Any shares of Class A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the DGCL. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock of the Corporation and may be reissued as part of another series of Preferred Stock of the Corporation subject to the conditions or restrictions on authorizing or creating any class or series, or any shares of any class or series, set forth herein.

         9. Transferability. No Warrant may be transferred or exercised without also transferring or tendering, as the case may be, the corresponding shares of Class A Preferred Stock representing the voting power of the Class A Common Stock into which the Warrants are exercisable and no shares of Class A Preferred Stock may be transferred independently of such Warrants. Each certificate for Class A Preferred Stock (including each certificate for Class A Preferred Stock issued upon any permitted transfer of Class A Preferred Stock) shall contain a legend in substantially the following form:

         "The shares of Class A Preferred Stock represented by this certificate may be transferred only in compliance with the conditions set forth in the Amended and Restated Certificate of Incorporation of US Airways Group, Inc. and the Warrants to purchase Class A common stock of US Airways Group, Inc. in connection with which the Class A Preferred Stock was issued, as each may be amended from time to time. A complete and correct copy of each of such Amended and Restated Certificate of Incorporation and Warrants is on file with US Airways Group, Inc. at its principal place of business and shall be furnished free of charge to stockholders of US Airways Group, Inc. upon written request to the Secretary of US Airways Group, Inc."

         10. Delivery of Notices. All notices to the Corporation hereunder shall be in writing and personally delivered or sent by overnight courier or first class mail, postage prepaid, addressed to its Secretary at its principal office located at 2345 Crystal Drive, Arlington, Virginia 22227, or to such other address at which its principal office is located. All notices given to the holders of the Class A Preferred Stock shall be in writing and personally delivered or sent by overnight courier or first class mail, postage prepaid, at their addresses appearing on the books of the Corporation.

         (e) Designation, Preferences and Rights of Class B Preferred Stock.

         1. Definitions.

         For the purposes of this Article FOURTH, Section (e), the following terms shall have the meanings indicated:

         "Board" shall mean the Board of Directors of the Corporation.

         "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Class A Preferred Stock" shall mean shares of class A preferred stock, $0.0001 nominal value per share, of the Corporation.

         "Class B Preferred Stock" shall mean shares of class B preferred stock, $1,000 nominal value per share, of the Corporation.

         "Class C Preferred Stock" shall mean shares of class C preferred stock, $1.00 nominal value per share, of the Corporation.

         "Common Stock" shall mean the class A common stock, $1.00 par value per share, and class B common stock, par value $1.00 per share, of the Corporation.

         "Corporation" shall mean US Airways Group, Inc., a Delaware corporation.

         "Dividend Payment Date" has the meaning set forth in subsection 3 of this Article FOURTH, Section (e).

         "Liquidation Preference" has the meaning set forth in subsection 4(a) of this Article FOURTH, Section (e).

         "Mandatory Redemption Price" has the meaning set forth in subsection 5(a) of this Article FOURTH, Section (e).

         "Notice of Redemption" has the meaning set forth in subsection 5(c) of this Article FOURTH, Section (e).

         "Original Issue Date" shall be deemed to be the effective date of the Plan of Reorganization.

         "Payment Default" has the meaning set forth in subsection 6(b) of this Article FOURTH, Section (e).

         "Person" shall mean any individual, corporation, limited liability company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Plan of Reorganization" shall mean the plan or plans of reorganization filed by the Corporation and certain of its subsidiaries in connection with the voluntary petitions for protection under Chapter 11 of the United States Bankruptcy Code and confirmed by the Bankruptcy Court for the Eastern District of Virginia, Alexandria Division on March 18, 2003.

         "Redemption Date" has the meaning set forth in subsection 5(c) of this Article FOURTH, Section (e).

         "Registered Holders" has the meaning set forth in subsection 3 of this Article FOURTH, Section (e).

         "Required Holders" shall mean the holders of at least a majority of the outstanding shares of Class B Preferred Stock.

         2. Designation; Nominal Value; Number of Shares. The designation of the preferred stock authorized by this subsection shall be "Class B Preferred Stock," the nominal value shall be $1,000 per share and the number of authorized shares of Class B Preferred Stock shall be two hundred fifty thousand (250,000). Except as otherwise provided in this Amended and Restated Certificate of Incorporation and other than shares of Class B Preferred Stock issued pursuant to or in connection with the Plan of Reorganization, additional shares of Class B Preferred Stock may not be issued.

         3. Dividends. Subject to Section 6(b) and so long as the Corporation's senior secured loan agreement (as supported by a federal loan guarantee issued by the Air Transportation Stabilization Board) providing for exit financing upon consummation of the Plan of Reorganization (as such loan agreement shall be amended, supplemented or otherwise modified from time to time) shall not prohibit payment, the Corporation shall pay cumulative dividends on the shares of Class B Preferred Stock on a quarterly basis, in cash, at a rate of 8% per annum, to the extent not prohibited under applicable law; provided, however, that to the extent the Corporation is so legally prohibited from paying any such dividends or any portion thereof, such dividends shall accrue and be paid immediately upon the removal of such legal prohibition and, in connection therewith, the Corporation shall take all action reasonably necessary to remove or diminish the scope of such legal prohibition, including, by way of example but not in limitation thereof, causing a revaluation of its assets. Dividends will be based on the aggregate Liquidation Preference (as defined below) as of the end of the applicable quarter. Dividends shall be paid in four quarterly installments on the last day of March, June, September and December of each year, commencing on June 30, 2003, or if any such date is not a Business Day, the Business Day next succeeding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a "Dividend Payment Date"), to holders of record of Class B Preferred Stock (the "Registered Holders") as they appear on the stock record books of the Corporation on the twentieth day prior to the relevant Dividend Payment Date. Dividends shall begin to accumulate on outstanding shares of Class B Preferred Stock from the date of issuance and shall be deemed to accumulate from day to day, whether or not earned or declared, until the shares of Class B Preferred Stock on which such dividends are being accumulated shall have been redeemed in accordance with Section 6 hereof. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and, in the case of a period shorter than a full quarterly period, the actual number of days elapsed in the period for which payable.

         4. Liquidation Preference.

         (a) In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Registered Holders of Class B Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation, whether such assets are capital, earnings or surplus of any nature, an amount per share equal to the sum of (i) the unpaid dividends, if any, accumulated or deemed to have accumulated thereon to the date of final distribution to such Registered Holders, whether or not such dividends are declared, and (ii) the nominal value of the Class B Preferred Stock held by such Registered Holders (such dividends plus the nominal value being the "Liquidation Preference"), and no more, before any payment or declaration and setting part for payment of any amount shall be made in respect of any share of Common Stock or any share of any other class or series of the Corporation's preferred stock ranking junior to the Class B Preferred Stock with respect to the distribution of assets on liquidation, dissolution or winding up of the Corporation, but after any preferences paid to any of the Corporation's preferred stock ranking senior to the Class B Preferred Stock with respect to the distribution of assets on liquidation, dissolution or winding up of the Corporation.

         (b) If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Class B Preferred Stock and any preferred stock ranking pari passu with the Class B Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed (after any payment of any amount made to holders of any preferred stock ranking senior to the Class B Preferred Stock) shall be distributed proportionately among the holders of Class B Preferred Stock and any preferred stock ranking pari passu with the Class B Preferred Stock on the basis of their respective aggregate Liquidation Preferences.

         (c) Neither a consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4, but the Registered Holders of shares of Class B Preferred Stock shall, nevertheless, be entitled from and after any such consolidation, merger or sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets to the same rights and preferences provided by this
Section 4 following any such transaction.

         (d) Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each Registered Holder of shares of Class B Preferred Stock in such circumstances shall be payable shall be sent and delivered no less than thirty (30) days prior to any payment date stated therein, to Registered Holders as they appear on the stock record books of the Corporation as of the date such notices are first mailed.

         (e) The Class B Preferred Stock shall rank pari passu with the Class A Preferred Stock and Class C Preferred Stock with respect to the distribution of assets on liquidation, dissolution or winding up of the Corporation.

         5. Redemption.

         (a) Mandatory Redemption. Upon the eighth anniversary of the Original Issue Date, the Corporation shall redeem all outstanding shares of Class B Preferred Stock by paying, in cash out of funds legally available therefor, an amount per share equal to the Liquidation Preference (the "Mandatory Redemption Price").

         (b) Optional Redemption. At any time following the third anniversary of the Original Issue Date, the Corporation may redeem all or any portion of the outstanding Class B Preferred Stock by paying, in cash out of funds legally available therefor, an amount per share equal to the Liquidation Preference plus the applicable percentage of the Liquidation Preference, according to the Redemption Date (as defined below), as set forth below:

                                 Dates                                      Percentage
     After the third anniversary of the Original Issue Date up to              2.5%
     the fourth anniversary of the Original Issue Date

     Fourth anniversary of the Original Issue Date up to the                  1.875%
     fifth anniversary of the Original Issue Date

     Fifth anniversary of the Original Issue Date up to the sixth              1.25%
     anniversary of the Original Issue Date

     Sixth anniversary of the Original Issue Date up to the                    .625%
     seventh anniversary of the Original Issue Date

     Seventh anniversary of the Original Issue Date up to the                   0%
     eighth anniversary of the Original Issue Date


         (c) Notice and Redemption Procedures. Notice of the redemption of shares of Class B Preferred Stock pursuant to this Section 5 (a "Notice of Redemption") shall be sent to the Registered Holders of the shares of Class B Preferred Stock to be redeemed at each such Registered Holder's address as it appears on the stock record books of the Corporation not more than sixty (60) nor fewer than thirty (30) days prior to the date fixed for redemption, which Notice of Redemption shall set forth the date for redemption (the "Redemption Date"); provided that failure to give such Notice of Redemption to any Registered Holder, or any defect in such Notice of Redemption to any Registered Holder shall not affect the validity of the proceedings for the redemption of any shares of Class B Preferred Stock held by any other Registered Holder. In order to facilitate the redemption of shares of Class B Preferred Stock, the Board may fix a record date for the determination of the Registered Holders of shares of Class B Preferred Stock to be redeemed, in each case, not more than thirty (30) days prior to the date the Notice of Redemption is delivered. On or after the Redemption Date, each Registered Holder of the shares called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in the Notice of Redemption and shall thereupon be entitled to receive payment therefor as set forth in such Notice of Redemption. From and after the Redemption Date, all dividends on shares of Class B Preferred Stock shall cease to accumulate and all rights of the holders thereof as holders of Class B Preferred Stock shall cease and terminate; provided, that, if the payment as set forth in the Notice of Redemption is not made, dividends shall continue to accumulate until such payment is made.

         (d) Notice having been given pursuant to subsection 5(c) of this Article FOURTH, Section (e), from and after the date specified therein as the date of redemption, unless default shall be made by the Corporation in providing for the payment of the applicable redemption price, all dividends on the Class B Preferred Stock thereby called for redemption shall cease to accrue, and from and after the date of redemption so specified, unless default shall be made by the Corporation as aforesaid, or from and after the date (prior to the date of redemption so specified) on which the Corporation shall provide for the payment of the redemption price by depositing the requisite amount of moneys (and other property, if applicable) with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500,000,000 (provided, that the notice of redemption shall state the intention of the Corporation to deposit such moneys (and other property, if applicable) on a date in such notice specified), all rights of the holders thereof as stockholders of the Corporation, except the right to receive the applicable redemption price (but without interest), shall cease and terminate. Any interest allowed on moneys so deposited shall be paid to the Corporation. Any moneys (and other property, if applicable) so deposited which shall remain unclaimed by the holders of such Class B Preferred Stock at the end of one (1) year after the redemption date shall become the property of, and be paid by such bank or trust company to, the Corporation.

         6. Voting Rights.

         (a) General. Except as provided by law or as otherwise provided herein, each share of Class B Preferred Stock shall entitle the Registered Holder thereof to one (1) vote on all matters voted on by the holders of Common Stock, voting together as a single class with other shares entitled to vote at all meetings of common stockholders of the Corporation.

         (b) Payment Default. In the event that the Corporation has not paid a dividend for five (5) consecutive quarters (a "Payment Default"), the holders of shares of Class B Preferred Stock shall have the right, notwithstanding anything to the contrary in the Corporation's Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws, voting together as a single class, to elect one (1) director. Such right of the holders of Class B Preferred Stock to vote for the election of directors may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof until the Payment Default shall have been cured by the payment of a dividend, at which time the term of office of the director so elected shall terminate automatically. So long as such right to vote continues, the Secretary of the Corporation may call, and upon the written request of the holders of record of a majority of the outstanding shares of Class B Preferred Stock addressed to the Secretary at the principal office of the Corporation, shall call a special meeting of the holders of such shares for the election of such director as provided herein. Such meeting shall be held within thirty (30) days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Amended and Restated By-Laws or in the notice of meeting for the holding of meetings of stockholders. No such special meeting or adjournment thereof shall be held on a date less than thirty (30) days before an annual meeting of stockholders or any special meeting in lieu thereof. If at any such annual or special meeting or any adjournment thereof, the holders of a majority of the then outstanding shares of Class B Preferred Stock entitled to vote in such election shall be present or represented by proxy, then the authorized number of directors shall be increased by one (1) and the holders of the Class B Preferred Stock shall be entitled to elect such additional director. The absence of a quorum of the holders of any other class or series of capital stock of the Corporation at any such annual or special meeting shall not affect the exercise by the holders of the Class B Preferred Stock of such voting rights. The director so elected shall serve until the next annual meeting or until his or her successors shall be elected and shall qualify, unless the term of office of the person so elected as a director shall have terminated under the circumstances set forth in the second sentence of this subsection 6(b). In case of any vacancy occurring with respect to the director elected by the holders of the Class B Preferred Stock as a class, the holders of the Class B Preferred Stock then outstanding and entitled to vote for such director may at a special meeting of such holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant. The rights of the holders of Class B Preferred Stock to elect a director pursuant to the terms of this subsection 6(b) shall not be adversely affected by the voting or other rights applicable to any other security of the Corporation.

         (c) Amendments; Other. The affirmative vote of the Required Holders, voting together as a single class, in person or by proxy, at an annual meeting of stockholders or special meeting of stockholders called for the purpose shall be necessary to authorize, adopt or approve an amendment to the Amended and Restated Certificate of Incorporation of the Corporation which would materially and adversely alter or change the terms, powers, preferences or special rights of the shares of Class B Preferred Stock.

         7. Notices. All notices to the Corporation hereunder shall be in writing and personally delivered or sent by overnight courier or first class mail, postage prepaid, addressed to its Secretary at its principal office located at 2345 Crystal Drive, Arlington, Virginia 22227, or to such other address at which its principal office is located. All notices given to the Registered Holders of the Class B Preferred Stock shall be in writing and personally delivered or sent by overnight courier or first class mail, postage prepaid, at their addresses appearing on the books of the Corporation.

         8. Reacquired Shares. Any shares of Class B Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the DGCL. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock of the Corporation and may be reissued as part of another series of Preferred Stock of the Corporation subject to the conditions or restrictions on authorizing or creating any class or series, or any shares of any class or series, set forth herein.

         (f) Designation, Preferences and Rights of Class C Preferred Stock:

         1. Definitions. For purposes of this Article FOURTH, Section (f), the following definitions shall apply:

         "ALPA" has the meaning set forth in subsection 2(a) of this Article FOURTH, Section (f).

         "Board" shall mean the Board of Directors of the Corporation.

         "Class A Preferred Stock" shall mean shares of class A preferred stock, $0.0001 nominal value per share, of the Corporation.

         "Class B Preferred Stock" shall mean shares of class B preferred stock, $1,000 nominal value per share, of the Corporation.

         "Class C Preferred Stock" shall mean shares of class C preferred stock, $1.00 nominal value per share, of the Corporation.

         "Common Stock" shall mean the class A common stock, $1.00 par value per share (the " Class A Common Stock"), and class B common stock, par value $1.00 per share, of the Corporation.

         "Corporation" shall mean US Airways Group, Inc., a Delaware corporation.

         "Debtors" shall mean the Corporation and each of its affiliated debtors and debtors-in possession, as more fully described in the Plan of Reorganization.

         "Effective Date" has the meaning set forth in subsection 2(a) of this Article FOURTH, Section (f).

         "Liquidation Preference" shall mean $1.00 per share.

         "Plan of Reorganization" shall mean the plan or plans of reorganization filed by the Corporation and certain of its subsidiaries in connection with the voluntary petitions for protection under Chapter 11 of the United States Bankruptcy Code and confirmed by the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division on March 18, 2003.

         "Required Holders" shall mean the holders of at least a majority of the outstanding shares of Class C Preferred Stock.

         2. Designation; Nominal Value; Number of Shares; Series. The designation of the preferred stock authorized by this subsection shall be "Class C Preferred Stock;" the nominal value shall be $1.00 per share; the number of shares of Class C Preferred Stock authorized hereby shall be ten (10) shares, which shall not be subject to increase; and the Class C Preferred Stock shall be issued in four (4) series, as follows:

         (a) One (1) share of Series 1 Class C Preferred Stock shall be issued to the Air Line Pilots Association, International ("ALPA") as the collective bargaining representative of the pilots employed by US Airways, Inc. pursuant to the collective bargaining agreement between ALPA and US Airways, Inc. in effect as of the effective date of the Plan of Reorganization (the "Effective Date");

         (b) One (1) share of Series 2 Class C Preferred Stock shall be issued to a representative of employees who are subject to the collective bargaining agreement between the Debtors (as reorganized) and the International Association of Machinists and Aerospace Workers in effect as of the Effective Date;

         (c) One (1) share of Series 3 Class C Preferred Stock shall be issued to each of the three (3) representatives of employees who are subject to each of the three (3) collective bargaining agreements between the Debtors (as reorganized) and the Transport Workers Union of America in effect as of the Effective Date;

         (d) Four (4) shares of Series 3 Class C Preferred Stock shall be issued to a representative of employees who are subject to the collective bargaining agreement between the Debtors (as reorganized) and the Association of Flight Attendants, International in effect as of the Effective Date; and

         (e) One (1) share of Series 4 Class C Preferred Stock shall be issued to a representative of employees who are subject to the collective bargaining agreement between the Debtors (as reorganized) and the Communications Workers of America in effect as of the Effective Date.

         3. Dividends. The holders of the Class C Preferred Stock shall not be entitled to receive dividends on shares of Class C Preferred Stock.

         4. Liquidation Rights of Class C Preferred Stock.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class C Preferred Stock then outstanding shall be entitled to be paid an amount per share of Class C Preferred Stock equal to the Liquidation Preference. Such payment shall be made out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of Common Stock or any share of any other class or series of the Corporation's preferred stock ranking junior to the Class C Preferred Stock with respect to the distribution of assets on liquidation, dissolution or winding up of the Corporation, but after any preferences paid to any of the Corporation's preferred stock ranking senior to the Class C Preferred Stock with respect to the distribution of assets on liquidation, dissolution or winding up of the Corporation.

         (b) If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Class C Preferred Stock and any preferred stock ranking pari passu with the Class C Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed (after any payment of any amount made to holders of any preferred stock ranking senior to the Class C Preferred Stock) shall be distributed proportionately among the holders of Class C Preferred Stock and any preferred stock ranking pari passu with the Class C Preferred Stock on the basis of their respective aggregate Liquidation Preferences.

         (c) Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Class C Preferred Stock in such circumstances shall be payable shall be sent and delivered no less than thirty (30) days prior to any payment date stated therein, to holders as they appear on the stock record books of the Corporation as of the date such notices are first mailed.

         (d) The Class C Preferred Stock shall rank pari passu with the Class A Preferred Stock and Class B Preferred Stock with respect to the distribution of assets on liquidation, dissolution or winding up of the Corporation.

         5. Voting Rights. In addition to any voting rights required by law, the holders of Class C Preferred Stock shall have the following voting rights:

         (a) The holder of the Series 1 Class C Preferred Stock (voting as a separate series) shall be entitled to designate and to vote to elect one (1) director to the Board.

         (b) The holder of the Series 2 Class C Preferred Stock (voting as a separate series) shall be entitled to designate and to vote to elect one (1) director to the Board.

         (c) The holders of the Series 3 Class C Preferred Stock (voting as a separate series) shall be entitled to designate and to vote to elect one (1) director to the Board.

         (d) The holder of the Series 4 Class C Preferred Stock (voting as a separate series) shall be entitled to designate and to vote to elect one (1) director to the Board.

         (e) The affirmative vote of a majority of the holders of the Class C Preferred Stock, voting together as a single class, in person or by proxy, at an annual meeting of stockholders or special meeting of stockholders called for the purpose shall be necessary to authorize, adopt or approve an amendment to the Amended and Restated Certificate of Incorporation of the Corporation which would materially and adversely alter or change the terms, powers, preferences or special rights of the shares of Class C Preferred Stock.

         (f) No amendment shall be made to the Amended and Restated Certificate of Incorporation of the Corporation that would materially and adversely alter or change the terms, powers, preferences or special rights of any Series of Class C Preferred Stock without the affirmative vote of the holder or holders of such Series of Class C Preferred Stock so affected, voting as a single class, in person or by proxy, at an annual meeting of stockholders or special meeting of stockholders called for the purpose.

         6. Redemption of Class C Preferred Stock. The Corporation shall have the right to redeem all outstanding shares of Class C Preferred Stock on or after June 30, 2012 by paying, in cash out of funds legally available therefor, an amount per share equal to the Liquidation Preference. Each holder thereof shall promptly surrender and deliver to the Corporation the certificate or certificates representing such shares of Class C Preferred Stock and such Class C Preferred Stock shall be cancelled by the Corporation.

         7. Reacquired Shares. Any shares of Class C Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the DGCL. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock of the Corporation and may be reissued as part of another series of Preferred Stock of the Corporation subject to the conditions or restrictions on authorizing or creating any class or series, or any shares of any class or series, set forth herein.

         8. Restriction on Transferability. Shares of each Series of Class C Preferred Stock may not be transferred to any party other than a designated collective bargaining representative of each respective group of employees in respect of which the original issuance of such Series of Class C Preferred Stock was made. Each certificate for Class C Preferred Stock (including each certificate for Class C Preferred Stock issued upon any permitted transfer of shares of Class C Preferred Stock) shall contain a legend in substantially the following form:

         "The shares of Class C Preferred Stock represented by this certificate may be transferred only in compliance with the conditions set forth in the Amended and Restated Certificate of Incorporation of US Airways Group, Inc., as the same may be amended or restated from time to time. A complete and correct copy of such Amended and Restated Certificate of Incorporation is on file with US Airways Group, Inc. at its principal place of business and shall be furnished free of charge to stockholders of US Airways Group, Inc. upon written request to the Secretary of US Airways Group, Inc."

         9. Delivery of Notices. All notices to the Corporation hereunder shall be in writing and personally delivered or sent by overnight courier or first class mail, postage prepaid, addressed to its Secretary at its principal office located at 2345 Crystal Drive, Arlington, Virginia 22227, or to such other address at which its principal office is located. All notices given to the holders of the Class C Preferred Stock shall be in writing and personally delivered or sent by overnight courier or first class mail, postage prepaid, at their addresses appearing on the books of the Corporation.

         (g) Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

         (h) All (x) capital stock of, or other equity interests in, the Corporation, (y) securities convertible into or exchangeable for shares of capital stock, voting securities or other equity interests in the Corporation, or (z) options, warrants or other rights to acquire the securities described in clauses (x) and (y), whether fixed or contingent, matured or unmatured, contractual, legal, equitable or otherwise (collectively, "Equity Securities") shall be subject to the following limitations:

            (i) Non-Citizen Voting Limitation. In no event shall the total number of shares of Equity Securities held by all Persons who fail to qualify as a "citizen of the United States," as the term is used in
      Section 40102(a)(15) of Title 49, in any similar legislation of the United States enacted in substitution or replacement therefor, and as interpreted by the Department of Transportation, be entitled to be more than 24.9% of the aggregate votes of all outstanding Equity Securities of the Corporation (the "Cap Amount").

            (ii) Allocation of Cap Amounts. The restrictions imposed by the Cap Amount shall be applied pro rata among the holders of Equity Securities who fail to qualify as "citizens of the United States" based on the number of votes the underlying securities are entitled to.

         Each certificate or other representative document for Equity Securities (including each such certificate or representative document for Equity Securities issued upon any permitted transfer of Equity Securities) shall contain a legend in substantially the following form:

         "The [type of Equity Securities] represented by this [certificate/representative document] are subject to voting restrictions with respect to [shares/warrants, etc.] held by persons or entities that fail to qualify as "citizens of the United States" as such term is defined by relevant legislation. Such voting restrictions are contained in the Amended and Restated Certificate of Incorporation of US Airways Group, Inc., as the same may be amended or restated from time to time. A complete and correct copy of such Amended and Restated Certificate of Incorporation shall be furnished free of charge to the holder of such shares of [type of Equity Securities] upon written request to the Secretary of US Airways Group, Inc."

         (i) Issuance of Nonvoting Securities. The Corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123(a)(6) of the United States Bankruptcy Code for so long as such Section is in effect and applicable to the Corporation.

         FIFTH: The provisions of this Article FIFTH are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

         (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         (b) The Board of Directors shall consist of not less than one or more than 16 members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors then in office; provided, that the Board of Directors may only consist of 16 members if the rights granted to the holders of Class B Preferred Stock to elect an additional director upon a Payment Default (as described herein) have been exercised and then only for such period of time as the Payment Default continues.

         (c) A director shall hold office until the next annual meeting of stockholders following such director's election and until his or her successor shall be properly elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         (d) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors.

         (e) In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and any by-laws adopted by the stockholders; provided, however, that no by-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such by-laws had not been adopted.

         SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         SEVENTH:

         (a) The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include, subject to applicable law, the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

         (b) Subject to applicable law, the Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

         (c) The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Amended and Restated By-laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

         NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the Amended and Restated By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Amended and Restated By-laws.

         TENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Amended and Restated By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Amended and Restated By-Laws. The Amended and Restated By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote for the election of directors (other than the Class C Preferred Stock).

         ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote for the election of directors (other than the Class C Preferred Stock) shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles FIFTH, EIGHTH and TENTH of this Amended and Restated Certificate of Incorporation or this Article ELEVENTH.


         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this 31st day of March, 2003.

                            US AIRWAYS GROUP, INC.


                            By:/s/ Jennifer C. McGarey
                               ------------------------
                               Name:  Jennifer C. McGarey
                               Title: Secretary